Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

______________ 2021

XPeng Inc.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman

KY1-1002

Cayman Islands

Dear Sir or Madam

XPeng Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of certain class A ordinary shares of a par value US$0.00001 each of the Company (the Class A Ordinary Shares).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands.

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Share Capital. Based on our review of the A&R M&A (as defined in Schedule 1), the authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the American depositary shares representing the Class A Ordinary Shares, will be US$100,000 consisting of 10,000,000,000 shares comprising (i) 8,850,000,000 Class A Ordinary Shares, (ii) 750,000,000 class B ordinary shares of a par value of US$0.00001 each of the Company and (iii) 400,000,000 class C ordinary shares of a par value of US$0.00001 each of the Company.

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Valid Issuance of Shares. The allotment and issue of the Class A Ordinary Shares pursuant to the Registration Statement have been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been recorded in the register of members of the Company, the Class A Ordinary Shares will be validly allotted, issued, fully paid and non-assessable.

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Cayman Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 27 December 2018;

2	The sixth amended and restated memorandum and articles of association of the Company filed on 6 August 2020;

3

The seventh amended and restated memorandum and articles of association of the company as adopted by a special resolution passed on 20 August 2020 and effective immediately upon the completion of the initial public offering of the Company’s American depositary shares representing its Class A Ordinary Shares (the A&R M&A);

4	The register of members and register of directors of the Company provided to us on 17 June 2021,

Copies of 1-4 above have been provided to us by its registered office in the Cayman Islands (together the Corporate Documents);

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A copy of the executed written resolutions of the directors of the Company dated 20 August 2020, a copy of the executed minutes of the meeting of the directors of the Company held on 19 June 2021 and a copy of the executed written resolutions of the members of the Company dated 20 August 2020 (the Resolutions);

6	A certificate of good standing dated 17 June 2021 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing); and

7	The Registration Statement.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The A&R M&A remain in full force and effect and are otherwise unamended.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

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No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

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Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect, and the Resolutions are an accurate record of the relevant meeting(s) and are factually accurate as to notice and quorum.

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Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

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Proceeds of Crime. No monies paid to or for the account of any party under the transaction which is the subject of this opinion represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (2020 Revision) and the Terrorism Act (2018 Revision), respectively).

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Consideration. Upon the issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

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No Implication. There is nothing under any law (other than the law of the Cayman Islands) or contained in the minute book or corporate records of the Company (which we have not inspected), which would or might affect the opinions set out above.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (as revised) of the Cayman Islands (the Companies Act) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

3	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2020 Revision).

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Non-assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5

Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

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